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EXHIBIT 99.1

[SPECTRUM LOGO]

NEWS

FOR IMMEDIATE RELEASE

UNITED INDUSTRIES ANNOUNCES RECORD FIRST QUARTER OPERATING RESULTS

        ST. LOUIS, May 13, 2004—United Industries Corporation, which goes to market as Spectrum Brands (the Company) and is the leading manufacturer and marketer of value-oriented products for the consumer lawn and garden care and insect control markets in North America, announced record operating results for the first quarter ended March 31, 2004. Net sales increased by 5% for the Company's core lawn and garden and insect control businesses from the first quarter of 2003 and net income grew by more than 12% for the same period, key indicators of the Company's continued growth and profitability.

        Bob Caulk, Spectrum Brands' Chairman and CEO, stated, "We are very pleased with yet another first quarter of record financial results. The gains we achieved at several key retailers, combined with the strength of new product introductions and the successful launch of various promotional programs, allowed us to achieve our internal goals. The team's hard work and innovative, customized efforts with key retailers helped us to execute our plan for the quarter. Our retailers are well positioned for the season, and we believe that their current inventory positions are better balanced than what had been experienced in recent seasons. All of us at Spectrum Brands are very pleased with our continued growth, and we are poised to meet the consumer demand for our products that we expect this year."

        Caulk continued, "While only midway through the second quarter, we are enjoying relatively better weather than in 2003. This should lay the groundwork for increased lawn and gardening activities and position us for strong consumer sell-through and replenishment during the second quarter. We have also recently achieved several key objectives that should benefit us well into the future. The most exciting of these is our April 2004 merger with The Nu-Gro Corporation. Nu-Gro is Canada's leading manufacturer and marketer of consumer lawn and garden products and possesses a robust portfolio of controlled release nitrogen technologies. Nu-Gro is a great company with exceptionally strong management, and the transaction broadens our geographic reach dramatically across North America. Another key achievement was the closing of our new $510 million senior credit facility, which provides us with greater liquidity, more favorable interest rates, greater financial flexibility and an extension of maturities versus our previous senior facility."

        Comparing total results for the three months ended March 31, 2004 with the three months ended March 31, 2003, the Company's net sales increased 2.2% to $182.7 million in 2004 from $178.8 million in 2003, despite the absence of certain product sales in the first quarter of 2004. The absent sales resulted from the cessation of charcoal distribution and the divestiture of non-core products acquired in the acquisition of WPC Brands, which had an aggregate impact of $4.6 million on first quarter 2003 sales. Operating income increased 2.3% to $29.3 million in 2004 from $28.7 million in 2003, and net income increased 12.1% to $12.4 million in 2004 from $11.1 million in 2003. From a liquidity perspective, first quarter 2004 earnings before interest, income taxes, depreciation and amortization, or EBITDA, improved 6.7% to $35.6 million in 2004 compared to $33.3 million in 2003. EBITDA is not defined by generally accepted accounting principles (GAAP) and may not be comparable to other similarly titled measures reported by other companies. A reconciliation of EBITDA to GAAP measures and other detailed financial information is included in the attached addendum.

About United Industries

        United Industries Corporation, which goes to market as Spectrum Brands (www.spectrumbrands.com), is the leading manufacturer and marketer of value-oriented products for the consumer lawn and garden care and household insect control markets in North America. The Company's lawn and garden brands include Spectracide®, Spectracide Triazicide®, Spectracide Terminate®, Garden Safe® and Real-Kill® in the controls category as well as Sta-Green®, Vigoro®, Schultz™, Peters®, Bandini® and Best® brands in the lawn and garden fertilizer and organic growing media categories. The Company's household brands include Hot Shot®, Cutter® and Repel®. Through Nu-Gro, the Company manufactures and markets such consumer brand names as CIL®, Wilson®, Vigoro®, Pickseed®, So-Green®, Plant-Prod®, Greenleaf® and Green Earth® in the Canadian market. Nu-Gro also produces and distributes controlled release nitrogen and other fertilizer technologies under the brand names IB Nitrogen®, Nitroform®, Nutralene®, Organiform® and SCU® to the consumer, professional and golf industries worldwide. Founded in 1969, the Company is headquartered in St. Louis, Missouri. (Bloomberg Symbol: 14496Z)

        Certain statements in this press release regarding the Company's business, with the exception of historical facts, may be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21G of the Securities Exchange Act of 1934, as amended, which involve risks and uncertainties, many of which are beyond the Company's control. When, and if, used herein, the words "will," "should," "believe," "plan," "may," "strategies," "goals," "anticipate," "indicate," "intend," "determine," "estimate," "expect," "project," and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. All forward-looking statements apply only as of the date they are disclosed and are based on management's expectations at that time. Actual results could differ materially from these statements as a result of weather conditions, retailer line item reviews, the loss of customers or product listings, changes in external competitive market factors, unanticipated changes in the financial performance of the Company, its customers, its industry or the economy in general, public perception regarding the safety of its products, as well as various other factors described in the Company's filings with the U.S. Securities and Exchange Commission. The benefits the Company expects to achieve from the Nu-Gro acquisition may not be achieved. The Company does not undertake any obligation to update or revise publicly any forward-looking statements made by it or on its behalf, whether as a result of new information, future events or otherwise. Although the Company believes that its plans, intentions and expectations reflected in or suggested by any forward-looking statements made herein are reasonable, no assurance can be given that such plans, intentions or expectations will be achieved.

Media Contact:	Daniel J. Johnston United Industries Corporation (314) 427-0780 ir@spectrumbrands.com

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United Industries Corporation and Subsidiaries
Unaudited Consolidated Statements of Operations
(Dollars in thousands)

	Three Months Ended March 31,
	2004	2003
Net sales	$182,703	$178,812
Operating costs and expenses:
Cost of goods sold	113,408	108,755
Selling, general and administrative expenses(1)	39,981	41,399

Total operating costs and expenses	153,389	150,154

Operating income	29,314	28,658
Interest expense, net	9,335	9,203

Income before income tax expense	19,979	19,455
Income tax expense	7,592	8,402

Net income	$12,387	$11,053

(1)
Certain financial information presented herein cannot be directly compared to the first quarter 2003 press release due to restatement of the first quarter 2003 results for additional amortization expense of an acquired intangible asset following receipt of the final valuation report, as more fully described in the Company's Annual Report filed on Form 10-K with the U.S. Securities and Exchange Commission for the year ended December 31, 2003. The restatement resulted in increased selling, general and administrative expenses by $2.4 million and reduced both operating income and net income by a corresponding amount, as the related intangible asset is not tax deductible.

Addendum to United Industries Corporation Earnings Release
Three Months Ended March 31, 2004

United Industries Corporation and Subsidiaries
Unaudited Other Consolidated Financial Data
(Dollars in thousands)

	Three Months Ended March 31,
	2004	2003
EBITDA(1):
Net income	$12,387	$11,053
Interest expense, net	9,335	9,203
Income tax expense	7,592	8,402
Depreciation and amortization	6,239	4,662

EBITDA(1)	$35,553	$33,320

Reconciliation of EBITDA(1) to net cash flows from operating activities(2):
EBITDA(1)	$35,553	$33,320
Interest expense less amortization	(8,707)	(6,894)
Net change in operating assets and liabilities	(107,628)	(81,845)

Net cash flows from operating activities	$(80,782)	$(55,419)

(1)
EBITDA represents income before net interest expense, income tax expense, depreciation and amortization. We have included information concerning EBITDA as we believe certain investors use it as one measure of our historical ability to fund operations and meet our financial obligations. However, EBITDA is not presented to represent cash flows from operating activities as defined by accounting principles generally accepted in the United States (GAAP), nor does management recommend that it be used as an alternative to, or superior measure of, operating income as an indicator of our operating performance or cash flow as a measure of liquidity or our ability to meet our financial obligations. We have provided a reconciliation of EBITDA to cash flows from operating activities since we believe it to be the most directly comparable measure under GAAP. In addition, our definition of EBITDA may not be comparable to that reported by other companies.

(2)
This information is presented to reconcile EBITDA, a non-GAAP measure, to net cash flows from operating activities, the most directly comparable GAAP measure, in accordance with Regulation G issued by the U.S. Securities and Exchange Commission.

Addendum to United Industries Corporation Earnings Release
Three Months Ended March 31, 2004

United Industries Corporation and Subsidiaries
Unaudited Consolidated Balance Sheets
(Dollars in thousands)

	March 31,
	2004	2003
ASSETS
Current assets:
Cash and cash equivalents	$—	$—
Accounts receivable, net	146,730	139,537
Inventories	115,318	98,119
Prepaid expenses and other current assets	17,997	10,524

Total current assets	280,045	248,180

Equipment and leasehold improvements, net	41,510	33,649
Deferred tax asset	178,970	96,739
Goodwill	6,221	8,868
Intangible assets, net	86,037	87,670
Other assets, net	8,997	15,163

Total assets	$601,780	$490,269

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Current maturities of long-term debt and capital lease obligations	$3,796	$1,590
Accounts payable	60,685	59,016
Accrued expenses	58,729	66,313
Short-term borrowings	61,525	10,100

Total current liabilities	184,735	137,019

Long-term debt, net of current maturities	387,219	431,328
Capital lease obligations, net of current maturities	3,231	3,577
Other liabilities	3,222	4,048

Total liabilities	578,407	575,972

Stockholders' equity (deficit)	23,373	(85,703)

Total liabilities and stockholders' equity (deficit)	$601,780	$490,269

Addendum to United Industries Corporation Earnings Release
Three Months Ended March 31, 2004

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  EXHIBIT 99.1